Exhibit 99.1

NewLink Genetics Announces Presentation of Abstracts at AACR Annual Meeting
AMES, Iowa, March 14, 2018 -- NewLink Genetics Corporation (NASDAQ: NLNK) today reported that two abstracts pertaining to the company's indoximod program will be presented at the American Association for Cancer Research (AACR) 2018 Annual Meeting in Chicago.

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Clinical Trials Plenary Session: Abstract 10973 - Front-line therapy of DIPG using the IDO pathway inhibitor indoximod in combination with radiation and chemotherapy, to be presented during the “Multimodality Immuno-oncology Approaches” session, Sunday, April 15, 2018, 12:45 PM - 2:45 PM CT

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Poster Session: Abstract 3753 - Indoximod modulates AhR-driven transcription of genes that control immune function, to be presented during poster session PO.IM02.07, April 17, 2018, 8:00 AM - 12:00 PM CT

The complete text of Clinical Plenary Session abstracts that have not been selected for the press program will be posted to the AACR website on Friday, April 13. The text of clinical trials abstracts that have been selected for inclusion in the press program will not be posted online until the date and time of presentation.
"We are pleased to have been chosen to present these abstracts at the upcoming AACR meeting,” said Charles J. Link, Jr, MD, Chairman, CEO and Chief Scientific Officer. “Encouraging early clinical data of indoximod plus radiation for pediatric patients with DIPG, a rare and lethal form of brain cancer, will be presented. In addition, our data further clarifying indoximod’s differentiated mechanism of action will also be presented."
About Indoximod
Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is a key immuno-oncology target involved in regulating the tumor microenvironment and immune escape. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1/PD-L1 agents, cancer vaccines, and chemotherapy across multiple indications such as melanoma, pancreatic cancer and other malignancies.
About NewLink Genetics Corporation
NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.NewLinkGenetics.com and follow us on Twitter @NLNKGenetics.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties.  All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking

Exhibit 99.1

statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements include, among others, statements about  results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC).  The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change.  However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com